Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Alterra Capital Holdings Limited

We consent to the incorporation by reference in the registration statements No. 333-107661, No. 333-143392, No. 333-143393, No. 333-170047, No. 333-178051, and No. 333-181419 on Form S-8, No. 333-178556 on Form S-3 and No. 333-185715 on Form S-4 of Markel Corporation of our reports dated February 28, 2013 with respect to the consolidated balance sheets of Alterra Capital Holdings Limited as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2012, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the Form 8-K of Markel Corporation dated March 5, 2013.

/s/ KPMG Audit Limited

Hamilton, Bermuda

March 5, 2013